                                                                      Exhibit 21

                     Subsidiaries of AGL Resources Inc. *


Following is a listing of the first tier subsidiaries and their related second tier subsidiaries as of September 30, 2000:

Name of Subsidiary                                           Jurisdiction of Incorporation
------------------                                           -----------------------------
AGL Energy Services, Inc.                                               Georgia

AGL Investments, Inc.                                                   Georgia
    AGL Propane Services, Inc.                                          Delaware
    Trustees Investments, Inc.                                          Georgia
    Utilipro, Inc.                                                      Georgia
    AGL Energy Corporation                                              Delaware
    AGL Networks, LLC                                                   Delaware

AGL Peaking Services, Inc.                                              Georgia

AGL Services Company                                                    Georgia

Atlanta Gas Light Company                                               Georgia

Chattanooga Gas Company                                                 Tennessee

Georgia Natural Gas Company                                             Georgia
(formerly known as Atlanta Gas Light Services, Inc., and
  formerly known as The Energy Spring, Inc.)
    SouthStar Energy Services LLC                                       Delaware

AGL Capital Corporation                                                 Nevada

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* The names of certain subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.